EXHIBIT 99.1

Important Notice to all Executive Officers and Directors of FMC Technologies, Inc. and John Bean
Technologies Corporation Concerning Restrictions on Trading FMC and JBT Securities During Upcoming
401(k) and Non-Qualified Savings Plan Blackout Period
June 30, 2008

Overview of Blackout Period and This Notice

As you know, as part of the spin-off of John Bean Technologies Corporation (“JBT”) from FMC Technologies, Inc. (“FTI”), there will be a distribution of common stock of JBT into a JBT stock fund in the Qualified (401(k)) and Non-Qualified Savings Plans of both FTI and JBT (the “Plans”). During and as a result of these distributions, account activity in the FTI stock funds in all four Plans will be temporarily restricted by Fidelity Investments, the Plan administrator. Plan participants will not be able to make changes to their investments in the FTI stock fund or JBT stock fund in the Plans, or obtain loans from the Plans during the distribution period (the “Plan Trading Restriction Period”). During the Plan Trading Restriction Period, you will be subject to restrictions with respect to trading of equity securities of FTI and JBT (the “Blackout Period”). The Blackout Period is imposed on executive officers and directors of FTI and JBT by the Sarbanes-Oxley Act of 2002 and Regulation BTR under the Securities Exchange Act of 1934, as amended, and is in addition to FTI’s normal periodic trading window related to its quarterly earnings release.

Blackout Period

The Plan Trading Restriction Period, during which all participants in the Plans will be unable to direct or diversify investments in their FTI stock funds and JBT stock funds in the Plans or obtain a loan from the Plans, is expected to begin at 12:01 a.m. Central time on July 31, 2008 and end at 11:59 p.m. on August 7, 2008.

In accordance with Section 306(A) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Commission Regulation BTR, the directors and executive officers of FTI and JBT are subject to the Blackout Period that is the same as the Plan Trading Restriction Period, expected to begin at 12:01 a.m. Central time on July 31, 2008 and end at 11:59 p.m. on August 7, 2008. During the Blackout Period, executive officers and directors are prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring any shares of FTI or JBT common stock or any other equity security of FTI or JBT acquired in connection with his or her employment as an executive officer or services as a director. In addition to the Plan Trading Restriction Period, Fidelity Investments also is imposing trading restrictions on all employee accounts holding stock options beginning July 24, 2008 to make the required value adjustments. During this time, employees will be restricted from exercising options. Given this additional employee restriction, FTI has made the policy decision to expand the mandatory Blackout Period by restricting all FTI and JBT officers and directors from directly or indirectly purchasing, selling or otherwise acquiring or transferring any shares of FTI or JBT common stock or any other equity security of FTI or JBT beginning at 12:01 a.m. Central time on July 24, 2008 and ending at 11:59 p.m. on August 7, 2008.

Please note the following:

•	Equity securities include FTI common stock, $0.01 par value, stock options and other derivative securities and JBT common stock, $0.01 per value, stock options and other derivative securities.

•	The above trading prohibitions also apply to FTI and JBT securities held by your immediate family members living in your household, held in a trust, or held by partnerships and corporations.

•	Among other things, these trading restrictions also prohibit exercising options granted to you in connection with your employment as an executive officer or service as a director, selling shares of FTI or JBT stock acquired pursuant to such options, selling shares of FTI stock or JBT stock originally received as restricted or deferred stock unit grant, or selling shares to cover withholding from taxes upon the vesting of restricted of deferred stock units.

•	Certain exemptions from these rules apply, but the exemptions are narrow and should be discussed with FTI’s General Counsel (see below) before any action is taken concerning FTI and JBT equity securities during the Blackout Period.

If you are a participant in any of the four Plans, you will receive additional information regarding the Plan Trading Restriction Period.

Inquiries about this Blackout Period, including whether this Blackout Period has ended, should be directed to:

Jeffrey Carr
Vice President, General Counsel & Corporate Secretary
FMC Technologies, Inc.
1803 Gears Road
Houston Texas 77067
281-591-4585